EXHIBIT 32

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, John "JT" Thatch, as CEO/President/acting CFO of New Millennium Media International, Inc. (the "Company") certify, pursuant to 18 U.S.C. Section 1350, as adopted by Section 906 of the Sarbanes-Oxley Act of 2002, that to my knowledge:
(1) The accompanying Proxy Statement as filed with the U.S. Securities and Exchange Commission (the "Report") fully complies with the requirements of
Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and
(2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

New Millennium Media International, Inc.

By: /s/                                 Dated this 30th day of October 2003
       ---------------------------------
       John "JT" Thatch
       CEO/President/Director/acting CFO